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                                                                      EXHIBIT 8



                       [CMS ENERGY CORPORATION LETTERHEAD]



June 23, 1999



Panhandle Eastern Pipe Line Company
5444 Westheimer Court
Houston, Texas 77056-5306

Ladies and Gentlemen:

                  Reference is made to the prospectus, (the "Prospectus"), which constitutes part of the registration statement on Form S-4 (the "Registration Statement"), to be filed by Panhandle Eastern Pipe Line Company with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended, for the registration of 6.125% Senior Notes Due 2004; 6.500% Senior Notes Due 2009; and 7.000% Senior Notes Due 2029 (collectively the "Exchange Notes").

                  I am of the opinion that the statements set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain United States federal income tax consideration that may be relevant to the prospective holders of the Exchange Notes.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/ Jay M. Silverman